SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 30, 2005
Philadelphia Consolidated Holding Corp.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	0-22280	23-2202671

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer’ Identification No.)

One Bala Plaza, Suite 100, Bala Cynwyd, PA	19004

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (610) 617-7900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Upon recommendation of the Company’s Governance and Nominating Committee, the Board of Directors (the “Board”) of the Company approved, effective as of January 1, 2006, changes to the Company’s non-employee director compensation arrangements. A summary of the compensation payable under the arrangements as they have been modified are set forth below.
Annual Equity Grant. On January 1st of each year, commencing 2006, each non-employee director is granted restricted shares of common stock of the Company having a three-year cliff vesting and a valuation equal to $20,000 (valued at the per share closing price of the Company’s common stock as of the last trading day prior to January 1).
Retainer and Fees. Each non-employee director receives an annual retainer of $36,000 paid monthly and reimbursement of reasonable incidental expenses. Each non-employee director also receives $2,000 for attendance at each Board meeting. In addition, each non-employee director receives $1,500 for each Board committee meeting attended (plus an additional $750 for the audit committee chairperson and an additional $500 for each other Board committee chairperson).
Other Benefits. Full expenses will be paid for each non-employee director and his/her spouse to attend the Company’s Annual Planning Meeting.
Employee Director. A director who is also an employee of the Company receives no additional compensation for services as a director.
Additionally, the Company’s insurance subsidiaries (Philadelphia Indemnity Insurance Company, Philadelphia Insurance Company, Liberty American Insurance Company and Liberty American Select Insurance Company) have entered into the following agreement on December 30, 2005, effective January 1, 2006:
•	An endorsement to the existing Casualty Excess of Loss Reinsurance agreement with the existing reinsurers which extends the agreement until January 31, 2006. This agreement, which had an original termination date of December 31, 2005, covers certain loss occurrences arising from coverage such as various types of fidelity, professional liability and/or fiduciary risk. This agreement provides $10.0 million of coverage in excess of $1.0 million. The participating reinsurers are ACE Tempest Re US, Allied World Assurance Company, Ltd., Liberty Mutual Insurance Company and Max Re Ltd. The minimum annual cost of this reinsurance agreement is approximately $47.2 million, and could increase based on the level of earned premium subject to this agreement.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Philadelphia Consolidated Holding Corp.
Dated: January 6, 2006	By:	/s/ Craig P. Keller
Craig P. Keller
Executive Vice President, Secretary, Treasurer and Chief Financial Officer